Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated November 5, 2018 relating to the consolidated financial statements of Twin River Worldwide Holdings, Inc. and subsidiaries appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

December 21, 2018